UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From May 8, 2012 through August 10, 2012, the Company continued to retire its debt through the issuance of common stock.  Upon the issuance of the common stock, the Company reduced the outstanding debt on its books in an amount equal to the total dollar amount of debt being retired.  A portion of the debt retired was owed to the Company’s Chairman for advances, loans, accrued salary and other consideration in the amount of $64,500. In addition, the Company also issued common stock to one or more individuals and/or entities for the retirement of commercial debt and for services provided to the Company.  The Company previously reported the reverse stock split of its common stock effective as of May 8, 2012 on its report on Form 8-K filed on May 8, 2012.  At that time, the Company had 3,787,045 shares of common stock issued and outstanding and 65,060,486 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.

From May 8, 2012 through August 10, 2012, a total of 10 individuals and entities, including the Company’s Chairman, elected to convert a total of $223,725 of commercial debt and other debt owed to them from the Company as a result of advances, loans, services and other consideration provided to the Company, pursuant to each individual and/or entity’s respective Convertible Promissory Notes and/or other similar contractual obligation with the Company, into 818,084,351 restricted shares of the Company’s common stock.  Of these shares, 645,000,000 were issued to affiliates and are subject to additional restrictions.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated under the Act.  The Company believes that each entity is an “accredited investor” as defined in Rule 501 under Regulation D and had adequate access to information about the Company through its relationship with the Company.

From May 8, 2012 through August 10, 2012, a total of 11 entities were issued a total of 709,828 shares of the Company’s common stock in connection with the Company’s reverse stock split on May 8, 2012, including rounding provisions, valued at $17,170.  The Company relied on the exemption from registration afforded by Section 4(2) under the Act, since the issuance of the shares did not involve a public offering of securities.

From May 8, 2012 through August 10, 2012, 1 entity was issued a total of 505,000,000 restricted shares of the Company’s common stock valued at $50,500 for various miscellaneous consideration to the Company and additional contractual issuances to affiliates.  The Company relied on the exemption from registration afforded by Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

As of August 10, 2012, the total issued and outstanding shares were 1,327,061,884.  The total shares held in street name, also known as CEDE, were 346,746 shares.  The total non-restricted shares held, including those non-restricted shares held by affiliates that are not currently available for resale, were 173,794,556 (including those held in CEDE).  There were 1,153,267,328 restricted shares, of which 1,152,219,378 restricted shares were held by affiliates.  As of August 10, 2012, there were 216 stockholders of record, representing over 6500 stockholders.

The Company is working toward completing the filing of its annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q.  The Company now expects to have its 2010 Form 10-K filed no later than September 30, 2012, with the 2011 Form 10-Q’s and Form 10-K and the 2012 Form 10-Q’s filed shortly thereafter. Once these are filed, the Company expects no further delays in its annual and quarterly reports during fiscal year 2013. The Company was delayed in filing these reports due to a number of unforeseen factors that impacted its ability to collect the required information and audit confirmations from third parties, delays connected with the acquisition, maintenance and divesture of the Liberation Film Library and the availability of certain professionals crucial to the timely completion of the annual and quarterly filings.  During this time, the Company has provided updated company and share information at www.otcmarkets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: August 13, 2012	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman